Exhibit 99.1
Press Release

Contact:   Tony Giovaniello
           Boundless Corporation
           100 Marcus Boulevard, PO Box 18001
           Hauppauge, New York 11788-8801
           T: 530.226.8390 / F: 631.342.7290
           E: tony.giovaniello@boundless.com

Boundless Moves Forward in its Reorganization by Filing for Protection under Chapter 11 of the

                              U.S. Bankruptcy Code

Hauppauge, NY- March 13, 2003 Boundless Corporation announces that it has filed voluntarily petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The action is part of its continuing efforts to serve its many loyal customers.

The company said that it is working with a DIP financier to support its need for operating capital as it reorganizes. Once the company has secured its DIP financing, the company anticipates that many customers will experience an improvement in service and delivery during the bankruptcy.

About Boundless Corporation

Boundless Corporation is a global technology company and is composed of two subsidiaries: Boundless Technologies, Inc. (www.boundless.com/index), a desktop display products company, and Boundless Manufacturing Services, Inc. (www.boundless.com/manufacturing), an emerging EMS company providing build-to-order (BTO) systems manufacturing, printed circuit board assembly, as well as complete end-to-end solutions from design through product end-of-life to its customers.

Except for the historical statements contained herein, all statements made in this release are "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and are subject to risks, uncertainties, and other factors that could cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among others, the impact of competition and changes to the competitive environment for the Company's products and services, changes in technology, reliance on strategic partners, uncertainty of litigation, changes in government regulation and other factors detailed, from time to time, in the Company's filings with the Securities and Exchange Commission including the 8K filed recently specifically related to these events.